ASSIGNMENT

This Assignment is entered into by and between Longfoot Communications Corp. ("Longfoot") and Village Broadcasting Corp. ("Village")

For good and valuable consideration, the receipt of which hereby is acknowledged, Longfoot hereby assigns to Village all of its right and interest to that certain "Construction Permits Purchase Agreement," by and between Dean M. Mosley and Longfoot, dated October 13, 2005.

LONGFOOT COMMUNICATIONS CORP.

By: ______________________
Justin Farar
Vice President of Operations

VILLAGE BROADCASTING CORP.

By: ______________________
Arthur Lyons
President

Dated: October 25, 2005